Exhibit 10.62

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of ________1, 2008, by and between Global Energy, Inc., a Nevada corporation (the “Company”) and the Investors set forth on the signature pages affixed hereto (each an “Investor” and collectively the “Investors”).

A.	WHEREAS, the Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, a minimum of 30 units (the “Minimum Amount”) and a maximum of 120 units (the “Maximum Amount”), at a purchase price of $50,000 per unit (each, a “Unit”), with each Unit consisting of:

(a)	500,000 shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share (together with any securities into which such shares may be reclassified the “Common Stock”); and

(b)	warrants (the “Warrants”) to purchase 500,000 shares of Common Stock (the “Warrant Shares”) at an exercise price of $0.10 per Warrant Share (subject to adjustment as set forth in the Warrants) substantially in the form attached hereto as Exhibit A, upon the terms and conditions set forth in this Agreement;

B.	WHEREAS, the Units, Shares, Warrants and Warrant Shares issued pursuant to this Agreement are collectively referred to herein as the “Securities”, while the Shares and the Warrant Shares may be collectively referred to as the “Unit Securities”; and

C.	WHEREAS, contemporaneous with the sale of the Units, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree to the sale and purchase of the Shares and Warrants as set forth herein.

1.	DEFINITIONS

For purposes of this Agreement, the terms set forth below shall have the corresponding meanings provided below.

(a)	“1933 Act” meansthe Securities Act of 1933, as amended.

(b)	“1934 Act” means the Securities Exchange Act of 1934, as amended.

(c)	“Affiliate” shall mean, with respect to any specified Person:

1 Will reflect First Closing Date.

(i)	if such Person is an individual, the spouse of that Person and, if deceased or disabled, his heirs, executors, or legal representatives, if applicable, or any trusts for the benefit of such individual or such individual’s spouse and/or lineal descendants, or

(ii)	otherwise, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified. As used in this definition, “control” shall mean the possession, directly or indirectly, of the sole and unilateral power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument.

(d)	“Business Day” shall mean any day on which banks located in New York City are not required or authorized by law to remain closed.

(e)	“Closing” and “Closing Date” as defined in Section 2.2(c).

(f)	“Common Stock” as defined in the recitals above.

(g)	“Company Financial Statements” as defined in Section 7.5 hereto.

(h)	“Company’s knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.

(i)	“ERISA” as defined in Section 7.18 hereto.

(j)	“Environmental Laws” as defined in Section 7.12 hereto.

(k)	“First Closing” and “First Closing Date” as defined in Section 2.2(a).

(l)	“Intellectual Property” means the Company’s patents, patent applications, provisional patents, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, mask works, customer lists, internet domain names, know-how and other intellectual property, including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, procedures or registrations or applications relating to the same.

(m)	“Liens” means any mortgage, lien, title claim, assignment, encumbrance, security interest, adverse claim, contract of sale, restriction on use or transfer or other defect of title of any kind.

(n)	“Material Adverse Effect” means a material adverse effect on:

(i)	the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company taken as a whole; or

(ii)	the ability of the Company to perform its obligations under the Transaction Documents.

(o)	“Maximum Amount” as defined in the recitals above.

(p)	“Minimum Amount” as defined in the recitals above.

(q)	“OTCBB” shall mean the Over-the-Counter Bulletin Board system.

(r)	“Person” shall mean an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

(s)	“Private Placement Memorandum” means the Company’s Confidential Private Placement Memorandum, dated July 17, 2008, and any amendments or supplements thereto.

(t)	“Public Information Failure” as defined in Section 7.26 hereto.

(u)	“Public Information Failure Payments” as defined in Section 7.26 hereto.

(v)	“Purchase Price” shall mean up to $6,000,000.

(w)	“Registration Rights Agreement” shall have the meaning set forth in the recitals.

(x)	“Regulation D” as defined in Section 4.12 hereto.

(y)	“Rule 144” as defined in Section 8.1(c) hereto.

(z)	“SEC” means the United States Securities and Exchange Commission.

(aa)	“SEC Documents” as defined in Section 7.5 hereto.

(bb)	“Securities” as defined in the recitals above.

(cc)	“Shares” as defined in the recitals above.

(dd)	“Subsequent Closing” and “Subsequent Closing Date” as defined in Section 2.2(b).

(ee)	“Subsidiaries” shall mean any corporation or other entity or organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any controlling equity or other controlling ownership interest or otherwise controls through contract or otherwise.

(ff)	“Transaction Documents” shall mean this Agreement, the Registration Rights Agreement and the Warrants.

(gg)	“Transfer” shall mean any sale, transfer, assignment, conveyance, charge, pledge, mortgage, encumbrance, hypothecation, security interest or other disposition, or to make or effect any of the above.

(hh)	“Warrant Shares” as defined in the recitals above.

(ii)	“Warrants” as defined in the recitals above.

2.	SALE AND PURCHASE OF UNITS.

2.1	Subscription for Units by Investors. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined) each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to each Investor, the number of Units specified by it on its respective signature page attached hereto in exchange for the Purchase Price.

2.2	Closings.

(a)	First Closing. Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company on the First Closing Date, such number of Units set forth on the respective signature pages attached hereto, which will be reflected opposite such Investor’s name on Exhibit A-1 (the “First Closing”). The date of the First Closing is hereinafter referred to as the “First Closing Date”. Units equal to at least the Minimum Amount are required to be sold at the First Closing within the time period set forth in the Private Placement Memorandum.

(b)	Subsequent Closing(s). The Company agrees to issue and sell to each Investor listed on the Subsequent Closing Schedule of Investors, and each Investor agrees, severally and not jointly, to purchase from the Company on such Subsequent Closing Date such number of Shares and Warrants set forth on the signature pages attached hereto, which will be reflected opposite such Investor’s name on Exhibit A-2 (a “Subsequent Closing”). There may be more than one Subsequent Closing; provided, however, that the final Subsequent Closing shall take place within the time periods set forth in the Private Placement Memorandum. The date of any Subsequent Closing is hereinafter referred to as a “Subsequent Closing Date”).

(c)	Closing. The First Closing and any applicable Subsequent Closings are each referred to in this Agreement as a “Closing”. The First Closing Date and any Subsequent Closing Dates are sometimes referred to herein as a “Closing Date”. All Closings shall occur within the time periods set forth in the Private Placement Memorandum at the offices of Littman Krooks LLP, counsel to the Placement Agent, at 655 Third Avenue, 20th Floor, New York, NY 10017 or remotely via the exchange of documents and signatures.

2.3	Closing Deliveries. At each Closing, the Company shall deliver to the Investors, against delivery by the Investor of the Purchase Price (as provided below), duly issued certificates representing the Shares and the Warrants. At each Closing, each Investor shall deliver or cause to be delivered to the Company the Purchase Price set forth in its counterpart signature page annexed hereto by paying United States dollars via bank, certified or personal check which has cleared prior to the applicable Closing or in immediately available funds, by wire transfer to the following escrow account:

Acct. Name:	Signature Bank as Escrow Agent for Global Energy, Inc.

ABA Number:	026013576
Acct Number:	1501093668

3.	ACKNOWLEDGEMENTS OF THE INVESTORS.

Each Investor, severally and not jointly, acknowledges that:

3.1	Resale Restrictions. None of the Securities have been registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, none of the Securities may be offered or sold by the Investor except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state securities laws.

3.2	Legends on Shares and Warrant Shares. Such Investor understands that, until such time as the resale of the Shares and Warrant Shares shall have been registered under the 1933 Act as contemplated by the Registration Rights Agreement or otherwise may be sold without restriction as contemplated in Section 4.11, below, certificates evidencing the Shares and Warrant Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates evidencing such Shares and Warrant Shares):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

If required by the authorities of any state in connection with the issuance or sale of the Shares or any Warrant Shares, the certificates will also bear any legend required by such state authority.

3.3	Agreements. It has received and carefully read the Private Placement Offering Memorandum, this Subscription Agreement, the form of the Warrant Certificate and the Registration Rights Agreement;

3.4	Books and Records. The books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Investor during reasonable business hours at its principal place of business and that all documents, records and books in connection with the sale of the Securities hereunder have been made available for inspection by it and its attorney and/or advisor(s);

3.5	Independent Advice. The Investor has been advised to consult the Investor’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

(a)	any applicable laws of the jurisdiction in which the Investor is resident in connection with the distribution of the Securities hereunder, and

(b)	applicable resale restrictions;

3.6	No Insurance. There is no government or other insurance covering any of the Securities.

4.	REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS OF THE INVESTORS.

Each Investor, severally and not jointly, represents and warrants to the Company solely as to such Investor that:

4.1	Capacity. The Investor has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Investor is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on its behalf;

4.2	No Violation of Corporate Governance Documents. If the Investor is a corporation or other entity, the entering into of this Agreement and the transactions contemplated hereby do not and will not result in the violation of any of the terms and provisions of any law applicable to, or the articles of incorporation, bylaws or other constating documents of, the Investor or of any agreement, written or oral, to which the Investor may be a party or by which the Investor is or may be bound;

4.3	Binding Agreement. The Investor has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Investor enforceable against the Investor;

4.4	No SEC Review or Approval. Neither the SEC nor any other securities commission, securities regulator or similar regulatory authority has reviewed or passed on the merits of the Securities or on any of the documents reviewed or executed by the Investor in connection with the sale of the Securities;

4.5	Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

4.6	Purchase Entirely for Own Account. The Securities are being acquired for such Investor’s own account, not as nominee or agent, for investment purposes and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time.

4.7	Not a Broker-Dealer. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or engaged in a business that would require it to be so registered, nor is it an Affiliate of a such a broker-dealer or any Person engaged in a business that would require it to be registered as a broker-dealer.

4.8	Not an Underwriter. Such Investor is not an underwriter of the Company's Common Shares nor is it an Affiliate of an underwriter of the Company's Common Shares.

4.9	Investment Experience. Such Investor acknowledges that the purchase of the Securities is a speculative investment and that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

4.10	Disclosure of Information. Such Investor has had an opportunity to receive, and fully and carefully review, all information related to the Company and the Securities requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. Such Investor acknowledges that it has received, and fully and carefully reviewed, the Private Placement Memorandum describing the offering of the Securities. Such Investor acknowledges that it has received, and fully and carefully reviewed, copies of the SEC Documents, either in hard copy or electronically through the SEC’s EDGAR system. Such Investor understands that its investment in the Securities involves a significant degree of risk. Such Investor’s decision to enter into this Agreement and the Registration Rights Agreement has been made based solely on the independent evaluation of the Investor and its representatives.

4.11	Restricted Securities. Such Investor understands that except as provided in the Registration Rights Agreement, the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities, as applicable, may not be transferred unless:

(a)	they are sold pursuant to an effective registration statement under the 1933 Act; or

(b)	they are being sold pursuant to a valid exemption from the registration requirements of the 1933 Act and, if required by the Company, such Investor shall have delivered to the Company, at the Investor’s sole cost and expense, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Shares and Warrant Shares, as applicable, to be sold or transferred may be sold or transferred pursuant to an exemption from the registration requirements of the 1933 Act, which opinion shall be reasonably acceptable to the Company; or

(c)	they are sold or transferred to an “affiliate” (as defined in Rule 144) of such Investor who agrees to sell or otherwise transfer the Securities only in accordance with this Section 4.11 and who is an accredited investor, or

(d)	they are sold pursuant to Rule 144.

Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

4.12	Accredited Investor. Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act. ("Regulation D").

4.13	No General Solicitation. Such Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation, and is not aware of any public advertisement or general solicitation in respect of the Company or its securities.

4.14	Brokers and Finders. No Investor will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or any other Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

4.15	Prohibited Transactions. During the last thirty (30) days prior to the date hereof, neither the Investor nor any Affiliate of the Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to the Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Securities, or (z) is subject to the Investor’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect:

(a)	any purchase or long sale of the Company’s securities; or

(b)	any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each of such transactions specified in this clause (b), a “Prohibited Transaction”).

4.16	Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

4.17	Residency. Such Investor is a resident of the jurisdiction set forth in the Investor Questionnaire provided separately.

4.18	Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities. All of the information which the Investor has provided to the Company is correct and complete as of the date this Agreement is signed, and if there should be any change in such information prior to the Closing, the Investor will immediately provide the Company with such information.

5.	COVENANTS OF THE INVESTOR

5.1	No Prohibited Transactions. Each Investor, severally and not jointly, hereby covenants that it shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction until the date that the Investor has exercised all of its Warrants or the right to exercise all of its Warrants has expired. This covenant shall survive each Closing for a period of five years but shall not survive the termination of this Agreement if it is terminated according to its terms prior to a Closing.

6.	COVENANTS OF THE COMPANY

6.1	Furnishing of Information. Until the date that any Investor owning Shares or Warrant Shares may sell all of them under Rule 144 of the Securities Act (or any successor provision) without restriction, the Company covenants to use its commercially reasonable efforts to (a) timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act and (b) make and keep adequate “current public information” (as such term is described in Rule 144) available.

6.2	Filing of Tax Reports. The Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to (a) prepare and file all delinquent tax returns required to be filed by each of them in all required jurisdictions and (b) timely file (or obtain extensions in respect thereof and file within the applicable grace period) all tax reports required to be filed by the Company and its Subsidiaries after the date hereof pursuant to applicable tax laws.

7.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents, warrants and covenants to the Investors that:

7.1	Organization; Execution, Delivery and Performance.

(a)	The Company and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(b)	Subsidiaries. The Company has no Subsidiaries other than those listed in Schedule 7.1(b) hereto. Except as disclosed in Schedule 7.1(b) hereto, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien and all of the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. The Company has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital stock or other equity securities of its Subsidiaries that are owned by the Company.

(c)	(i)	The Company has all requisite corporate power and authority to enter into and perform the Transaction Documents and to consummate the transactions contemplated hereby and thereby and to issue the Securities in accordance with the terms hereof and thereof;

(ii)	the execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders, is required except as contemplated by this Agreement;

(iii)	each of the Transaction Documents has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is a true and official representative with authority to sign each such document and the other documents or certificates executed in connection herewith and bind the Company accordingly; and

(iv)	each of the Transaction Documents constitutes, and upon execution and delivery thereof by the Company will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies.

7.2	Shares and Warrants Duly Authorized. The Shares to be issued to each such Investor pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued and will be fully paid and nonassessable and free from all taxes or Liens with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company. The Warrant Shares will be duly authorized and reserved for future issuance and, upon exercise of the Warrants in accordance with their terms, will be duly and validly issued, fully paid and non-assessable, and free from all taxes or Liens with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company.

7.3	No Conflicts. Except as disclosed in Schedule 7.3, the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Warrant Shares) will not:

(a)	conflict with or result in a violation of any provision of the Articles of Incorporation or By-laws; or

(b)	violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company is a party, except for possible violations, conflicts or defaults as would not, individually or in the aggregate, have a Material Adverse Effect; or

(c)	result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected.

The Company is not in violation of its Articles of Incorporation, By-laws or other organizational documents. The Company is not in default (and no event has occurred which with notice or lapse of time or both could put the Company in default) under, and the Company has not taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which any property or assets of the Company is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company are not being conducted in violation of any law, rule ordinance or regulation of any governmental entity, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Except as required under the 1933 Act, the 1934 Act, or any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement or the Warrants in accordance with the terms hereof or thereof or to issue and sell the Shares and Warrants in accordance with the terms hereof and to issue the Warrant Shares upon exercise of the Warrants. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof or will be obtained or effected in a timely manner following the Closing Date.

7.4	Capitalization. As of September 22, 2008, the authorized capital stock of the Company consists solely of 250,000,000 shares of Common Stock, of which 64,387,764 shares are issued and outstanding, 7,831,436 shares are reserved for issuance pursuant to options granted under the Company’s stock option plan, and 47,500,000 shares are reserved for issuance pursuant to securities (other than the Warrants) exercisable for, or convertible into or exchangeable for shares of Common Stock. Except as described above, in the SEC Documents (as such term is defined below) or Schedule 7.4 annexed hereto:

(a)	there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company;

(b)	other than the Registration Rights Agreement there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the 1933 Act (except for the registration rights provisions contained herein); and

(c)	there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Shares, the Warrants or the Warrant Shares. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any Lien imposed through the actions or failure to act of the Company.

7.5	SEC Information.

(a)	Except as set forth in Schedule 7.5, since April 30, 2007, the Company has timely filed (subject to 12b-25 filings with respect to certain periodic filings) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing and all other documents filed with the SEC from April 30, 2007 to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). The SEC Documents have been made available to the Investors via the SEC’s EDGAR system. Except as set forth on Schedule 7.5 to this Agreement, as of their respective dates the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, as of each Closing, the SEC Documents, together with any additional documents filed with the SEC after the date hereof and through the date of Closing, when taken in their entirety, shall not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents (“Company Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Company Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except:

(i)	as may be otherwise indicated in such financial statements or the notes thereto; or

(ii)	in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, if any, as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

Except as set forth in the Company Financial Statements, the Company has no liabilities, contingent or otherwise, other than:

(i)	liabilities incurred in the ordinary course of business subsequent to December 31, 2007; and

(ii)	obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

(b)	The shares of Common Stock are currently quoted on the OTCBB. The Company has not received notice (written or oral) from the OTCBB to the effect that the Company is not in compliance with the continuing requirements of the OTCBB. The Company is, and it has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such maintenance requirements.

7.6	Intellectual Property. Except as set forth in Schedule 7.6, the Company or its subsidiaries owns valid title, free and clear of any Liens, or possesses the requisite valid and current licenses or rights, free and clear of any Liens, to use all Intellectual Property in connection with the conduct its business as now operated. There is no claim or action by any person pertaining to, or proceeding pending, or to the Company’s knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, to the best of the Company’s knowledge, as presently contemplated to be operated in the future). To the best of the Company’s knowledge, the Company’s current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person, and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company has not received any notice of infringement of, or conflict with, the asserted rights of others with respect to the Intellectual Property. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of its Intellectual Property.

7.7	Permits; Compliance. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. The Company is not in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since December 31, 2007, the Company has received no notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

7.8	Absence of Litigation. Except as set forth in Schedule 7.8, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, or its businesses, properties or assets or their officers or directors in their capacity as such, that would have a Material Adverse Effect.

7.9	No Materially Adverse Contracts, etc. The Company is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect. The Company is not a party to any contract or agreement which has or is reasonably expected to have a Material Adverse Effect.

7.10	No Material Changes. Since December 31, 2007, except as set forth in the Forms 10-Q filed May 15, 2008 and August 14, 2008, or the Forms 8-K or 8-K/A filed February 11, 2008, February 12, 2008, February 19, 2008, February 26, 2008, March 3, 2008, March 6, 2008, March 20, 2008, March 26, 2008, April 8, 2008, May 15, 2008, May 22, 2008, June 17, 2008, June 19, 2008, July 17, 2008 and July 29, 2008, there has not been:

(a)	Any material adverse change in the financial condition, operations or business of the Company from that shown on the Company Financial Statements, or any material transaction or commitment effected or entered into by the Company outside of the ordinary course of business;

(b)	Any effect, change or circumstance which has had, or could reasonably be expected to have, a Material Adverse Effect; or

(c)	Any incurrence of any material liability outside of the ordinary course of business.

7.11	Labor Matters.

(a)	The Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations. The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

(b)	The Company is, and at all times has been, in compliance in all material respects with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization.

7.12	Environmental Matters. Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s knowledge, threatened investigation that might lead to such a claim.

7.13	Tax Matters. None of the Company and its Subsidiaries has made or filed any federal, state and foreign income or any other tax returns, reports and declarations required by any jurisdiction to which it is subject and none of them has ever paid any taxes or other governmental assessments or charges that are material in amount, nor is it aware of any that have been assessed or are due. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. Neither the Company nor any of its Subsidiaries have executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.

7.14	Certain Transactions. Except as set forth on Schedule 7.14, there are no loans, leases, royalty agreements or other transactions between:

(a)	the Company or any of its customers or suppliers; and

(b)	any officer, employee, consultant or director of the Company or any person owning five percent (5%) or more of the capital stock of the Company or five percent (5%) or more of the ownership interests of the Company or any member of the immediate family of such officer, employee, consultant, director, stockholder or owner or any corporation or other entity controlled by such officer, employee, consultant, director, stockholder or owner, or a member of the immediate family of such officer, employee, consultant, director, stockholder or owner.

7.15	No General Solicitation. The Company has not, and to the Company’s knowledge no Person participating in the Offering on the Company’s behalf in the transactions contemplated hereby has, conducted any “general solicitation,” as such term is defined in Regulation D promulgated under the 1933 Act, with respect to any of the Securities being offered hereby.

7.16	No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Investors. The issuance of the Securities to the Investors will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities.

7.17	No Brokers. Except as set forth in Section 11.1, the Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

7.18	ERISA. The Company has not made or currently makes no contributions to any employee pension benefit plan for its employees which plan is subject to the Employee Retirement Income Security Act of l974, as amended from time to time (“ERISA”).

7.19	Title to Property. The Company holds no title in fee simple to any real property. The Company holds good and marketable title to all personal property owned by it which is material to the business of the Company, in each case free and clear of all Liens, except such as are described in Schedule 7.1(b). Any real property and facilities held under lease by the Company is held under valid, subsisting and enforceable leases.

7.20	Insurance. Except for Directors and Officers' liability insurance, the Company does not carry any insurance policies.

7.21	Internal Controls. Except as set forth in Schedule 7.21, the Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company and the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that:

(a)	transactions are executed in accordance with management’s general or specific authorizations;

(b)	transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability;

(c)	access to assets is permitted only in accordance with management’s general or specific authorization; and

(d)	the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed period report under the 1934 Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date and except as set forth in the SEC Documents, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308 of Regulation S-K) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.

7.22	Books and Records. The books of account, ledgers, order books, records and documents of the Company accurately and completely reflect all material information relating to the businesses of the Company, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company.

7.23	FCPA Matters. Neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of his or her actions for, or on behalf of, the Company:

(a)	used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity;

(b)	made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds;

(c)	violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or

(d)	made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic governmental or private official or person.

7.24	Disclosure. All information relating to or concerning the Company and its officers, directors, employees, customers or clients (including, without limitation, all information regarding the Company’s internal financial accounting controls and procedures):

(a)	set forth in this Agreement is true and correct in all material respects, and

(b)	as disclosed in any SEC Document or exhibit or certification thereto was true and correct in all material respects at the time it was disclosed, and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

7.25	Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to National Securities Corporation, the Placement Agent, promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Investors in the applicable closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to National Securities Corporation on or prior to the Closing Date.

7.26	Public Information. At any time during the period commencing from the six (6) month anniversary of the First Closing Date and ending at such time that all of the Shares, Warrant Shares or Placement Agent Warrant Shares (as defined in the Registration Rights Agreement) can be sold either pursuant to a registration statement, or if a registration statement is not available for the resale of all of such securities, may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, as the sole economic remedy for the damages to any holder of Securities by reason of any such delay in or reduction of its ability to sell the Shares, Warrant Shares or Placement Agent Warrant Shares (which remedy shall not be exclusive of any other remedies available in equity, including, without limitation, specific performance), the Company shall pay to each such holder an amount in cash equal to three (3.0%) percent of the aggregate Purchase Price of such holder’s Securities on the day of a Public Information Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144. The payments to which a holder shall be entitled pursuant to this Section 7.26 are referred to herein as “Public Information Failure Payments” Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the fifth Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

7.27	Registration Rights. Except as contemplated pursuant to this Agreement or as set forth on Schedule 7.27 to this Agreement, the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered pursuant to the Registration Rights Agreement that have not been satisfied or waived.

8.	TRANSFER RESTRICTIONS.

8.1	Transfer or Resale. Except as provided in the Registration Rights Agreement, the resale of the Securities by the Investor has not been and will not be registered under the 1933 Act or any applicable state securities laws, and the none of the Securities may be transferred or sold by the Investor unless:

(a)	they are sold pursuant to an effective registration statement under the 1933 Act;

(b)	they are being sold pursuant to a valid exemption from the registration requirements of the 1933 Act and, if required by the Company, the Investor shall have delivered to the Company, at the Investor’s sole cost and expense, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from the registration requirements of the 1933 Act, which opinion shall be reasonably acceptable to the Company;

(c)	the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule (“Rule 144”)) of the Investor who agrees to sell or otherwise transfer the Securities only in accordance with this Section 8.1

(d)	and who is an Accredited Investor; or

(e)	the Securities are sold pursuant to Rule 144.

8.2	Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, substantially in the form attached hereto as Exhibit C, to issue certificates, registered in the name of each Investor or its nominee, for any Shares or Warrant Shares in such amounts as specified from time to time by each Investor to the Company upon exercise of the Warrants in accordance with the terms thereof (the “Irrevocable Transfer Agent Instructions”). Prior to registration of the Warrant Shares under the 1933 Act or the date on which the Shares or Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of Securities as of a particular date that can then be immediately sold, all such certificates shall bear the restrictive legend specified in Section 3.2 of this Agreement. Nothing in this Section shall affect in any way the Investor’s obligations and agreement set forth in Section 8.1 hereof to comply with all applicable prospectus delivery requirements, if any, upon re-sale of the Securities. If an Investor provides the Company with a customary opinion of counsel, that shall be in form, substance and scope reasonably acceptable to such counsel, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act and such sale or transfer is effected, the Company shall permit the transfer, and, in the case of the Shares or Warrant Shares, promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by such Investor. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investors, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 8.2 may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Investors shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

9.	CONDITIONS TO CLOSING OF THE INVESTORS.

The obligation of each Investor to purchase the Securities at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

9.1	Representations and Warranties. The representations and warranties made by the Company in Section 7 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 7 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

9.2	Authority to Issue Shares and Warrant Shares. The Shares to be issued to each such Investor pursuant to this Agreement shall have been duly and validly authorized to be issued as fully paid and nonassessable shares of the Company, free from all taxes or Liens with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company. The Warrant Shares shall have been duly authorized and reserved for future issuance upon exercise of the Warrants in accordance with their terms, as duly and validly issued, fully paid and non-assessable shares of the Company, free from all taxes or Liens with respect to the issue thereof and not subject to preemptive rights or other similar rights of stockholders of the Company

9.3	Approvals. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

9.4	Judgments, Etc. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

9.5	Stop Orders. No stop order or suspension of trading shall have been imposed by the SEC or any other governmental or regulatory body having jurisdiction over the Company or the market(s) where the Company’s Common Stock is listed or quoted, with respect to public trading in the Common Stock.

9.6	Company CEO/CFO Certificate. The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections 9.1, 9.4, 9.5 and 9.5.

9.7	Company Secretary Certificate. The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Articles of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company. The foregoing certificate shall only be required to be delivered on the First Closing Date, unless any material information contained in the certificate has changed.

9.8	Opinion of Counsel. The Investors and National Securities Corporation shall have received an opinion from Clark Wilson LLP, the Company’s counsel, dated as of the Closing Date, substantially in the form attached to the Placement Agency Agreement between the Company and National Securities Corporation.

9.9	Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement.

10.	CONDITIONS TO CLOSING OF THE COMPANY.

The obligations of the Company to effect the transactions contemplated by this Agreement are subject to the fulfillment at or prior to each Closing Date of the conditions listed below.

10.1	Representations and Warranties. The representations and warranties made by the Investors in Section 4 shall be true and correct in all material respects at the time of Closing as if made on and as of such date.

10.2	Corporate Proceedings. All corporate and other proceedings required to be undertaken by the Investor in connection with the transactions contemplated hereby shall have occurred and all documents and instruments incident to such proceedings shall be reasonably satisfactory in substance and form to the Company.

10.3	Agreements. Such Investor shall have completed and executed this Agreement, the Registration Rights Agreement and the investor questionnaire, and delivered the same to the Company

10.4	Purchase Price. The Investors shall have delivered or caused to be delivered the Purchase Price to the Company.

10.5	Minimum Amount. The Minimum Amount shall have been raised.

11.	MISCELLANEOUS.

11.1	Compensation of Brokers. The Investor acknowledges that it is aware that National Securities Corporation will receive from the Company, in consideration of its services as placement agent in respect of the transactions contemplated hereby :

(a)	a success fee of an aggregate 10% of the Purchase Price of the Units sold at each Closing, payable in cash (5% of the Purchase Price of Units sold to investors introduced by the Company); and

(b)	a warrant to purchase a number of shares of Common Stock equal to 10% of the Shares sold at each Closing (5% of the Shares sold at each Closing to investors introduced by the Company) at an exercise price of $0.35 per share.

In addition, the Investor acknowledges that it is aware that National Securities Corporation will receive from the Company a non-accountable expense allowance equal to 1.5% of the gross proceeds from the sale of the Units at each Closing (0.75% of the gross proceeds from the sale of Units at each Closing sold to investors introduced by the Company).

11.2	Notices. All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier, or sent by facsimile (with receipt confirmed by the sender’s transmitting device) in accordance with the contact information provided below or such other contact information as the parties may have duly provided by notice.

(a)	The Company:

Global Energy, Inc. 415 Madison Avenue, 15th Floor New York, NY 10017 Telephone: (646) 673-8435 Facsimile: (646) 673-8401 and 011 972 77 2285678 Attention: Mr. Asi Shalgi Chief Executive Officer

With a copy to:

Clark Wilson LLP 800 - 885 W. Georgia Street Vancouver, BC V6C 3H1 Canada Telephone: (604) 643-3153 Facsimile: (604) 687-6314 Attention: Bernard Pinsky, Esq.

(b)	The Investors:

As per the contact information provided on the signature page hereof.

(c)	National Securities Corporation:

National Securities Corporation 875 N. Michigan Avenue, Suite 1560 Chicago, IL 60611 Facsimile. (312) 751-0769 Attention: Brian Friedman Managing Director

With a copy to:

Littman Krooks, LLP 655 Third Avenue, 20th Floor New York, NY 10017 Facsimile: (212) 490-2990 Attention: Steven D. Uslaner, Esq.

11.3	Survival of Representations and Warranties.

Each party hereto covenants and agrees that the representations and warranties of such party contained in this Agreement shall survive the Closing.

11.4	Indemnification.

(a)	The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents (the “Investor Indemnitees”) from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Investor Indemnitees may become subject as a result of any breach of representation, warranty, covenant or agreement made by the Company under the Transaction Documents and will reimburse any such Investor Indemnitees for all such amounts as they are incurred by such Investor Indemnitees.

(b)	Each Investor agrees to indemnify and hold harmless the Company and its Affiliates and their respective directors, officers, employees and agents (collectively, the “Company Indemnitees”) from and against any and all Losses to which such Company Indemnitees may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of such Investors under the Transaction Documents, and will reimburse any such Company Indemnitees for all such amounts as they are incurred by such Company Indemnitees.

(c)	Promptly after receipt by any Investor Indemnitees or Company Indemnitees, as applicable, of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 11.4, such Investor Indemnitees or Company Indemnitees, as applicable, shall promptly notify the other Party in writing and such other Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Investor Indemnitees or Company Indemnitees, as applicable, and shall assume the payment of all fees and expenses; provided, however,that the failure of any Investor Indemnitees or Company Indemnitees, as applicable, so to notify the other Party shall not relieve the other Party of its obligations hereunder except to the extent that the other Party is materially prejudiced by such failure to notify. In any such proceeding, any Investor Indemnitees or Company Indemnitees, as applicable, shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Investor Indemnitees or Company Indemnitees, as applicable, unless:

(i)	the Parties shall have mutually agreed to the retention of such counsel; or

(ii)	in the reasonable judgment of counsel to such Investor Indemnitees or Company Indemnitees, as applicable, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

The other Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the other Party shall indemnify and hold harmless such Investor Indemnitees or Company Indemnitees, as applicable, from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Investor Indemnitees or Company Indemnitees, as applicable, which consent shall not be unreasonably withheld, the other Party shall not effect any settlement of any pending or threatened proceeding in respect of which any Investor Indemnitees or Company Indemnitees, as applicable, is or could have been a party and indemnity could have been sought hereunder by such Investor Indemnitees or Company Indemnitees, as applicable, unless such settlement includes an unconditional release of such Investor Indemnitees or Company Indemnitees, as applicable, from all liability arising out of such proceeding.

11.5	Entire Agreement. This Agreement contains the entire agreement between the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter contained herein.

11.6	Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and, except for National Securities Corporation, which is specifically agreed to be and acknowledged by each party as a third party beneficiary hereof, is not for the benefit of, nor may any provision hereof be enforced by, any other person.

11.7	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Investor shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

11.8	Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and neither the Company nor any other Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Document, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

11.9	Publicity. The Company and National Securities Corporation shall have the right to review a reasonable period of time before issuance of any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of National Securities Corporation or the Investors, to make any press release or SEC or other regulatory filings with respect to such transactions as is required by applicable law and regulations (although National Securities Corporation shall be consulted by the Company in connection with any press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

11.10	Binding Effect; Benefits. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; nothing in this Agreement, expressed or implied, is intended to confer on any persons other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

11.11	Amendment; Waivers. All modifications, amendments or waivers to this Agreement shall require the written consent of both the Company and a majority in interest of the Investors (based on the number of Units purchased hereunder).

11.12	Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

11.13	Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

11.14	Counterparts. This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. in the event that any signature (including a financing signature page) is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

11.15	Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

[SIGNATURE PAGES IMMEDIATELY FOLLOW]

        IN WITNESS WHEREOF, the undersigned Investors and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first above written.

GLOBAL ENERGY INC. By: /s/ Asi Shalgi —————————————— Asi Shalgi CEO

INVESTORS:

The Investors executing the Signature Page in the form attached hereto as Annex A and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

Annex A

Securities Purchase Agreement

Investor Counterpart Signature Page

The undersigned, desiring to:

(a)	enter into this Securities Purchase Agreement dated as of________ [2], 2008 (the “Agreement”), between the undersigned, Global Energy, Inc., a Nevada corporation (the “Company”), and the other parties thereto, in or substantially in the form furnished to the undersigned; and

(b)	purchase the securities of the Company as set forth below,

hereby agrees to purchase such securities from the Company as of the Closing and further agrees to join the Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations in the Purchase Agreement section entitled “Representations, Warranties and Acknowledgments of the Investors,” and hereby represent that the statements contained therein are complete and accurate with respect to the undersigned as an Investor. The undersigned further hereby agrees that execution by the undersigned of this Investor Counterpart Signature Page shall constitute an agreement to be bound by the terms and conditions of each of the Agreement and the Registration Rights Agreement, with the same effect as if such separate, but related agreement, was separately signed.

Purchaser herby elects to purchase a total of _______ Units at a price of $50,000 per Unit. (Each Unit shall consist of 500,000 Shares and Warrants to purchase 500,000 Shares)3

IF AN ENTITY:	IF AN INDIVIDUAL:

Print Name of Entity:_________________	Print Name:_________________

Signature:_________________	Signature:_________________

Date:_________________	Print Name:_________________

Print Name:_________________	Co-Investor Print Name:_________________

Title:_________________	Co-Investor Signature:_________________

Investor’s principal address is as set forth in the Investor Questionnaire provided separately.

2 Will reflect First Closing Date. Not to be completed by Investor.

3 Prior to implementation of an approved 12-for-1 reverse stock split.

DRAFT DISCLOSURE SCHEDULES

        Reference is hereby made to the Securities Purchase Agreement (the “Agreement”) to be entered into between Global Energy, Inc. (the “Company”) and the Investors Set forth on the signature pages affixed thereto (each an “Investor” and collectively the “Investors”).

        These schedules, together with all the documents attached to, or referred to in, (the “Disclosure Schedules”) constitute formal disclosure to the Investors for the purposes of the Agreement of the facts and circumstances which are or may be inconsistent with the representations and warranties of the Company in Section 6 of the Agreement (“Warranties”). Such facts and circumstances will be deemed to qualify the Warranties accordingly.

        Terms defined in the Agreement shall have the same meaning in these Disclosure Schedules. References in these Disclosure Schedules to paragraph headings and numbers shall, unless the context otherwise requires, be to those headings and numbered paragraphs in the Agreement. Such headings and numbering are for convenience only and shall not alter the construction of these Disclosure Schedules nor in any way limit the effect of any of the disclosures, all of which are made against the Warranties as a whole. A disclosure or qualification made by reference to any particular paragraph shall be deemed to be made also in respect of any other paragraph to which the disclosure or qualification may be applicable.

        The disclosure of any matter or document shall not imply any warranty or undertaking not expressly given in the Agreement nor shall such disclosure be taken as extending the scope of any of the Warranties.

        Where brief particulars only of a matter are set out or referred to in these Disclosure Schedules, or a document is referred to but not attached, or a reference is made to a particular part only of such document, full particulars of the matter and the full contents of the document are deemed to be disclosed and it is assumed that the Investors do not require any further particulars.

        All disclosures in these Disclosure Schedules and in the SEC Documents are to be taken as relating to each of the Warranties. Accordingly, where a disclosure is made in relation to a specific paragraph of the Warranties, it shall be deemed to be made in relation to each of such Warranties and to all or any other Warranties or otherwise and shall not be restricted or limited solely to the paragraph of the Warranties to which it refers and is given without prejudice to the generality and effectiveness of any other disclosures. The Investors shall not be entitled to claim that any fact or matter has not been fairly disclosed to it by reason only of the fact that it is not specifically related to any particular clause of the Agreement or paragraph of any Schedule.

Schedule 7.1(b)

Subsidiaries

1.	Global Fuel Israel Ltd., a wholly owned subsidiary incorporated under the laws of the State of Israel.

2.	Global N.R.G. Pacific Ltd., a 50.1% owned subsidiary incorporated under the laws of the State of Israel.

3.	Global Energy Ethiopia PLC, a 99.9% owned subsidiary of Global NRG Pacific Ltd. incorporated under the laws of Ethiopia.

4.	AlphaKat – Global Energy GMBH, a 50% owned subsidiary incorporated under the laws of Germany.

Liens

1.	Security Agreement, dated as of July 6, 2007 between Global Energy, Inc., Global Fuel Israel Ltd. and Global NRG Pacific Ltd. on one hand and YA Global Investments, L.P. (f/k/a Cornell Capital Partners, L.P.) on the other.

Schedule 7.3

Conflicts and Consents

1.	Securities Purchase Agreement, dated as of July 6, 2007, by and among Global Energy, Inc., and YA Global Investments, L.P. (f/k/a Cornell Capital Partners, L.P.) – Article 4 to this agreement grants certain rights of first refusal for subsequent offerings of securities and grants consent right and/or notice requirements in connection with the issuance or offering of securities.

Schedule 7.4

Capitalization

The following securities of the Company obligate the Company to issue additional securities and contain price protection and anti-dilution protection clauses:

1. Convertible Debentures issued to YA Global Investments, LP (f/k/a Cornell Capital Partners, L.P.) in the principal amount of $4,000,000. Prior to the sale of any securities in the Offering, these are convertible into an aggregate of 3,200,000 shares of Common Stock. This number of conversion shares will be adjusted at the time of the First Closing to approximately 40,000,000 shares.

2. 600,000 Share Purchase Warrants issued to YA Global Investments, LP (f/k/a Cornell Capital Partners, L.P.). After adjustment at the time of the First Closing, the number of shares will be adjusted upward at the First Closing from 600,000 to 7,500,000.

The following securities of the Company obligate the Company to issue additional securities but do not contain price protection or anti-dilution clauses:

1. Agreement between the Company and YA Global Investments, LP (f/k/a Cornell Capital Partners, L.P.), dated July 15, 2008, which obligates the Company to issue 200,000 shares of Common Stock to YA Global Investments, LP.

2 Agreement between the Company and YA Global Investments, LP (f/k/a Cornell Capital Partners, L.P.), dated September 22, 2008, which obligates the Company to issue 1,000,000 shares of Common Stock to YA Global Investments, LP.

3. Options to purchase 7,831,436 shares of Common Stock.

The Company has an agreement with YA Global Investments, LP (f/k/a Cornell Capital Partners, L.P.) whereby it has agreed to register certain shares of Common Stock.

Schedule 7.5

SEC Information

1.	The description of directors and executives compensation included in the Annual Report on Form 10-K for the year ended December 31, 2007, corrected information with respect to this matter previously disclosed in Current Reports on Form 8-K and Quarterly Reports on Form 10-Q.

2.	Certain Current Reports on Form 8-K were amended in subsequently filed Form 8-K/A’s.

Schedule 7.6

Intellectual Property

None.

Schedule 7.8

Absence of Litigation

None.

Schedule 7.14

Agreements with Suppliers

The Company and/or its indicated subsidiary is a party to the following agreements with customers or suppliers:

1.	Business and Royalty Agreement dated February 6, 2008 by and between the Company and Covanta Energy Corporation.

2.	License Agreement dated February 6, 2008 by and between Alphakat-Global Energy GmbH and Covanta Energy Corporation as amended by First Amendment dated July 8, 2008 to License Agreement dated February 6, 2008 by and between AlphaKat – Global Energy GmbH and Covanta Energy Corporation.

3.	Consulting Services Agreement dated February 6, 2008 by and between the Company and Covanta Energy Corporation.

4.	Business and Development Agreement dated February 6, 2008, between the Company and Renewable Diesel, LLC.

5.	License Agreement dated February 6, 2008, between Alphakat-Global Energy GmbH and American Renewable Diesel, LLC.

6.	Agreement dated May 2, 2007, between Alphakat GmbH and the Company.

7.	Shareholders’ Agreement dated July 10, 2007 between Alphakat GmbH and the Company (pertaining to Alphakat-Global Energy GmbH), as amended by amending agreement dated February 14, 2008.

The Company has the following agreements with the named officer, employee, consultant or director of the Company or any person owning five percent (5%) or more of the capital stock of the Company or five percent (5%) or more of the ownership interests of the Company or any member of the immediate family of such officer, employee, consultant, director, stockholder or owner or any corporation or other entity controlled by such officer, employee, consultant, director, stockholder or owner, or a member of the immediate family of such officer, employee, consultant, director, stockholder or owner:

1.	Employment Agreement with Yossi Raz dated November 21, 2007, as amended by amending agreement dated January 31, 2008.

2.	Employment Agreement dated April 30, 2007, with Asi Shalgi.

3.	Employment Agreement dated May 6, 2007, with Alex Werber.

4.	Consulting Services Agreement between Global NRG Pacific Ltd. and Yanai Man.

Schedule 7.21

Internal Control

1.	In its Annual Report on Form 10-K, the Company disclosed that the management of the Company had concluded that that in light of their conclusion with respect to the effectiveness of its internal control over our financial reporting, the Company did not have in place effective controls and procedures as of December 31, 2007 designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Securities Exchange Act of 1934 is accumulated and communicated to management as appropriate to allow timely decisions regarding required disclosure, and is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.

Management also concluded that there is a material weakness with respect to segregation of duties that may not provide reasonable assurance regarding the reliability of internal control over financial reporting and may not prevent or detect misstatements, that there is no reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and that the Company’s internal controls over financial reporting were not effective as of December 31, 2007.

2.	On its Quarterly Report for the quarter ended March 31, 2008 on Form 10-Q the Company disclosed that following evaluation of the Company’s disclosure controls and procedures as of March 31, 2008, the management determined that in light of its conclusion with respect to the effectiveness of the Company’s internal control over our financial reporting as of December 31, 2007, it didn’t have in place effective controls and procedures designed to ensure that information required to be disclosed by it in the reports that it files or submits under the Securities Exchange Act of 1934 is accumulated and communicated to our management as appropriate to allow timely decisions regarding required disclosure, and is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms.

Schedule 7.27

Registration Rights

1.	Registration Rights Agreement dated as of July 6, 2007, by and among Global Energy, Inc., and YA Global Investments, L.P. (f/k/a Cornell Capital Partners, L.P.).

Exhibit A-1

First Closing

Schedule of Investors

_____________________ Investor	_____________________ Shares	_____________________ Warrants	_____________________ Purchase Price

FIRST CLOSING TOTAL

Exhibit A-2

Schedule of Investors

Subsequent Closing held [DATE]

_____________________ Investor	_____________________ Shares	_____________________ Warrants	_____________________ Purchase Price

SUBSEQUENT CLOSING TOTAL

Exhibit B

Form of Registration Rights Agreement

[Included as Annex C to the Private Placement Memorandum]

EXHIBIT C

COMPANY TRANSFER AGENT INSTRUCTIONS

________________________
________________________
________________________

Attention: ______________

Ladies and Gentlemen:

        Reference is made to that certain Securities Purchase Agreement, dated as of [__________], 2008 (the “Agreement”), by and among Global Energy, Inc., a Nevada corporation (the “Company”), and the investors named on the Schedule of Investors attached thereto (collectively, the “Holders”), pursuant to which the Company is issuing to the Holders shares (the “Common Shares”) of common stock of the Company, par value $.001 per share (the “Common Stock”), and Warrants (the “Warrants”), which are exercisable for shares of Common Stock.

        This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time):

        (i) to issue shares of Common Stock upon transfer or resale of the Common Shares; and

        (ii) to issue shares of Common Stock upon the exercise of the Warrants (the “Warrant Shares”) to or upon the order of a Holder from time to time upon delivery to you of a properly completed and duly executed Exercise Notice, in the form attached hereto as Exhibit I, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon.

        You acknowledge and agree that so long as you have previously received (a) written confirmation from the Company that either (i) a registration statement covering resales of the Common Shares and the Warrant Shares has been declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”) and that resales of the Common Shares and the Warrant Shares may be made thereunder, or (ii) sales of the Common Shares and the Warrant Shares may be made in conformity with Rule 144 under the 1933 Act (“Rule 144”) as set forth in an opinion of Company counsel, (b) if applicable, a copy of such registration statement, and (c) notice from the Company or any Holder that a transfer of Common Shares and/or Warrant Shares has been effected either pursuant to the registration statement (and a prospectus delivered to the transferee) or pursuant to Rule 144 as set forth in an opinion of Company counsel, then, unless otherwise required by law, within five (5) business days of your receipt of the notice referred to in (c), you shall issue the certificates representing the Common Shares and the Warrant Shares so sold to the transferees registered in the names of such transferees, and such certificates shall not bear any legend restricting transfer of the Common Shares and the Warrant Shares thereby and should not be subject to any stop-transfer restriction.

        If the Common Shares and the Warrant Shares are not registered pursuant to an effective registration statement under the 1933 Act, or are not eligible for resale pursuant to an opinion of Company counsel under Rule 144, then the certificates for the Common Shares and/or Warrant Shares shall bear the following or substantially similar legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”

        You shall reserve the Common Shares and the Warrant Shares for issuance to the Holders. All such Common Shares and the Warrant Shares shall remain in reserve with you until the Company provides you instructions that such shares or any part of them shall be taken out of reserve and shall no longer be subject to the terms of these instructions. Any attempt by you to resign as the Company’s transfer agent hereunder shall not be effective until such time as the Company provides to you written notice that a suitable replacement has agreed to serve as transfer agent and to be bound by the terms and conditions of these Company Transfer Agent Instructions.

        Please be advised that the Holders are relying upon this letter as an inducement to enter into the Agreement and, accordingly, each Holder is a third party beneficiary to these instructions.

        Transfer Agent Binding Disclaimer: In consideration for you agreeing and attesting to all terms in the above referenced Company Transfer Agent Instructions, in particular any kind of lawsuit and or action that may arise from the Holders instructing you to issue shares based on the legality of the agreement whereas the Company is denying the request in full or partially for whatever reason, the Company agrees for itself, its successors, legal representatives and assigns, at all times to defend, indemnify and save ________________________, their successors and assigns, free and harmless from and against any and all claims, from actions, suits, whether groundless or otherwise, and from and against any and all liabilities, taxes, losses, damages, costs, charges, counsel fees, and other expenses of every nature and character that arises from this action.

        Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at (___) ___________.

Very truly yours, GLOBAL ENERGY, INC. By: /s/ Asi Shalgi —————————————— Asi Shalgi CEO

THE FOREGOING INSTRUCTIONS ARE
ACKNOWLEDGED AND AGREED TO
this day of ___________, 2008

By:____________________________
     Name:__________________________
     Title:___________________________

Enclosures

EXHIBIT I

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To: GLOBAL ENERGY, INC.

The undersigned is the Holder of Warrant No. _______ (the “Warrant”) issued by Global Energy, Inc., a Nevada corporation (the “Company”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

(a)	The Warrant is currently exercisable to purchase a total of ______________ Warrant Shares.

(b)	The undersigned Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant.

(c)	The Holder shall make Payment of the Exercise Price as follows (check one):

____ "Cash Exercise" under Section 10

____ "Cashless Exercise" under Section 10

(d)	If the holder is making a Cash Exercise, the holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant.

(e)	Pursuant to this exercise, the Company shall deliver to the holder _______________ Warrant Shares in accordance with the terms of the Warrant.

(f)	Following this exercise, the Warrant shall be exercisable to purchase a total of ______________ Warrant Shares.

(g)	Notwithstanding anything to the contrary contained herein, this Exercise Notice shall constitute a representation by the Holder that, after giving effect to the exercise provided for in this Exercise Notice, the Holder (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such Person’s affiliates) of a number of shares of Common Stock which exceeds the Maximum Percentage of the total outstanding shares of Common Stock as determined pursuant to the provisions of Section 11(a) of the Warrant.

(h)	If all or any portion of the exercise price for this Warrant is paid other than by way of a cashless exercise, the Holder represents that, as of the date of exercise:

i.	the Warrant Shares being purchased pursuant to this Exercise Notice are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and

ii.	Either or both of the following (and the undersigned has checked the box or the boxes that apply):

☐	1.	the Holder is an "accredited investor" as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act; or

☐	2.	The Holder is the original purchaser of this Warrant from the Company.

(i)	If the Holder cannot make one or the other of the representations required in Section (h)(ii), above, because they are factually incorrect, it shall be a condition to the exercise of the Warrant that the Company receive such other representations as the Company considers necessary, acting reasonably, to assure the Company that the issuance of securities upon exercise of this Warrant shall not violate any United States or other applicable securities laws.

Date:________________	Name of Holder: ___________________________________ (Print)

By:_________________________________________

Name:________________________________________

Title:________________________________________
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)